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                                                                     EXHIBIT 5.1

                              August 20, 1999


Asarco Cyprus Incorporated
180 Maiden Lane
New York, New York 10038

                    Re:  Asarco Cyprus Incorporated
                         Registration on Form S-4
                         ----------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Asarco Cyprus Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commis sion") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registra tion Statement relates to the proposed issuance by the Company of (i) 124,869,738 shares of the Company's common stock, par value $.01 per share (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, the "Common Stock"), and (ii) 4,666,667 shares of $4.00 Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), pursuant to the Agreement and Plan of Merger, dated as of July 15, 1999 (the "Merger Agreement"), among the Company, ACO Acquisition Corp. ("SubS"), CAM Acquisition Corp. ("SubC"), ASARCO Incorporated ("ASARCO"), and Cyprus Amax Minerals Company ("Cyprus Amax"). The Merger Agreement provides that SubA will be merged with and into ASARCO (the "ASARCO Merger"), and SubC will be merged with and into Cyprus Amax (the "Cyprus Amax Merger" and, together with the ASARCO Merger, the "Mergers"). Upon consummation of the Mergers, each of ASARCO and Cyprus Amax will become a wholly owned subsidiary of the Company. The Registration Statement includes a joint proxy statement and prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the stockholders of ASARCO and Cyprus Amax in connection with the approval and adoption of the Merger Agreement.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, (i) the Registration Statement (including the Joint Proxy Statement/Prospectus forming a part thereof); (ii) the form of Amended and Restated Certificate of Incorporation of the Company (the "Company Charter"), filed as Exhibit 3.1 to the Registration Statement; (iii) the form of the Amended and Restated Bylaws of the Company (the "Company Bylaws"), filed as Exhibit 3.2 to the Registration Statement; (iv) the form of Rights Agreement between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"), filed as Exhibit 4.1 to the Registration Statement; (v) the Merger Agreement; (vi) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Merger Agreement; and (vii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.
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          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          For purposes of this opinion, we have assumed that prior to the issuance of any of the shares of Common Stock or Preferred Stock (i) the Registration Statement (including all necessary post-effective amendments) becomes effective; (ii) ASARCO's stockholders and Cyprus Amax's stockholders approve and adopt the Merger Agreement; (iii) the Company Charter will be properly executed and filed with the Secretary of State of the State of Delaware, as the case may be; (iv) the Board of Directors of the Company will properly adopt the Company Bylaws; (v) the Company and the Rights Agent will duly execute the Rights Agreement; (vi) the Certificates of Merger which will give effect to the Mergers will be properly filed with the Secretary of State of the State of Delaware and the Secretary of the State of New Jersey; (vii) the transactions contemplated by the Merger Agreement will be consummated; and
(viii) certificates representing the Common Stock and the Preferred Stock will be manually signed by an authorized officer of the transfer agent and registrar for the respective securities and will be registered by the transfer agent and registrar and such securities will conform to the specimens thereof examined by us.

          Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock and the shares of Preferred Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP